Exhibit 10.1

EQUITY PURCHASE FACILITY AGREEMENT

THIS EQUITY PURCHASE FACILITY AGREEMENT (this “Agreement”), dated as of September 15, 2026, is made by and between SZOP OPPORTUNITIES I LLC, a Delaware limited liability company, or its registered assigns (the “Investor”) and IB Acquisition Corp., a Nevada corporation (“IBAC,” and both prior to and following the consummation of the Business Combination is hereinafter referred to as the “Company”). The Investor and IBAC may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, GNQ Insilico, Inc., a corporation formed under the federal laws of Canada (the “Target”) and IBAC are parties to that certain Business Combination Agreement, dated as of March 16, 2026 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the terms of the Business Combination Agreement, among other things, (a) IBAC will convert from a Nevada corporation to a Delaware corporation (the “Conversion”) effective as of the Conversion Effective Time (as defined in the Business Combination Agreement), and (b) immediately subsequent to the Conversion Effective Time, by means of an Arrangement pursuant to Section 192 of the Canada Business Corporations Act involving Company, ExchangeCo (as defined in the Business Combination Agreement), CallCo (as defined in the Business Combination Agreement), the Target and the securityholders of Target, (i) the Company Electing Shareholders (as defined in the Business Combination Agreement) will exchange their respective Company Common Shares (as defined in the Business Combination Agreement) for ExchangeCo Exchangeable Shares (as defined in the Business Combination Agreement); (ii) the Company Non-Electing Shareholders (as defined in the Business Combination Agreement) will exchange their respective Company Common Shares for shares of SPAC Class A Common Stock (the “Company U.S. Shareholder Exchange” and, together with the other exchanges described in clause (i), the “Share Exchanges”); (iii) the Company Options (as defined in the Business Combination Agreement) shall be exchanged for Replacement Options (as defined in the Business Combination Agreement); (iv) the Company Warrants shall be exchanged for shares of SPAC Class A Common Stock; (v) following the Share Exchanges, Company will contribute any Company Common Shares held by it to CallCo in exchange for all of the CallCo Common Shares; and (vi) following the contribution described in the immediately preceding clause (v), CallCo will contribute any Company Common Shares held by it to ExchangeCo in exchange for ExchangeCo Common Shares, and, at the closing thereof (the date of such closing, the “Business Combination Date”), the Target shall be an indirect, wholly-owned subsidiary of the Company (the “Business Combination”);

WHEREAS, IBAC’s shares of common stock are currently listed on the Nasdaq Capital Market and trade under the symbol “IBAC”; and, following the Business Combination after giving effect to the reclassification of such common stock, the Company’s shares of Class A common stock, par value $0.0001 per share (the “Common Shares”), will be listed on the Nasdaq Global Market and will trade under the symbol “GNQI”;

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to an aggregate of $50.0 million (the “Commitment Amount”) in newly issued Common Shares;

WHEREAS, the offer and sale of the Common Shares issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder; and

WHEREAS, the Parties are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein.

NOW, THEREFORE, the Parties hereto agree as follows:

Article I. Certain Definitions

Section 1.01. For purposes of this Agreement, capitalized terms not otherwise defined in this Agreement shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

(a) “Accelerated Trading Hours” means, on the relevant Trading Day, the Regular Trading Hours.

(b) “Accredited Investor” shall have the meaning set forth in Section 3.05.

(c) “Additional Issuance Restricted Period” shall mean the period beginning on the date of this Agreement through, and including, sixty (60) calendar days after the Termination Date.

(d) “Adjusted Advance Amount” shall have the meaning set forth in Section 2.02(i).

(e) “Advance” shall mean any issuance and sale of Advance Shares by the Company to the Investor pursuant to this Agreement.

(f) “Advance Date” means the first Trading Day immediately after the expiration of the applicable Pricing Period for each Advance.

(g) “Advance Halt” means, on any day during the Pricing Period (i) the Company notifies the Investor that a Material Outside Event has occurred or shall have occurred, (ii) the Company notifies the Investor of a Black Out Period, (iii) the Investor learns that an Equity Condition Failure exists, (iv) trading in the Common Shares is halted or suspended on the Principal Market, or (v) any suspension, chill, freeze or restriction is imposed by DTC on the deposit, transfer, electronic trading or book-entry services with respect to the Common Shares.

(h) “Advance Halt Time” shall have the meaning set forth in Section 2.04(d).

(i) “Advance Notice” shall mean a written notice in the form of Exhibit B attached hereto to the Investor executed by an officer of the Company and setting forth the number of Advance Shares that the Company desires to issue and sell to the Investor.

(j) “Advance Notice Confirmation” means, in connection with an Advance Notice selecting either an Accelerated Purchase Pricing Period, an Extended Purchase Pricing Period or an Overtime Purchase Pricing Period, written confirmation by the Investor to the Company (which may be delivered by e-mail), at the Investor’s discretion, accepting such Advance Notice, subject to the terms and adjustments herein, and, where applicable, specifying the time the Pricing Period begins (at Investor’s discretion) for such Advance Notice.

(k) “Advance Notice Date” means each date the Company is deemed to have delivered (in accordance with Section 2.01(b) of this Agreement) an Advance Notice to the Investor, subject to the terms of this Agreement.

(l) “Advance Proceeds” shall have the meaning set forth in Section 2.01(a)(iv).

(m) “Advance Shares” shall mean the Common Shares that the Company shall issue and sell to the Investor pursuant to the terms of this Agreement.

(n) “Affiliate” shall have the meaning set forth in Section 3.07.

(o) “After Market Trading Day” means a Trading Day during which the close of Regular Trading Hours on the Principal Market ends at 4:00 p.m. New York City time and trading on the Principal Market continues after the close of the Principal Market until 8:00 p.m. New York City time in the form of after-market trading.

(p) “After Market Notice Hours” means, on an After Market Trading Day, the period of time from 4:00 p.m. New York City time until 7:30 p.m. New York City time.

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(q) “After Market Trading Hours” means, on an After Market Trading Day, the period of time from 4:00 p.m. New York City time until 8:00 p.m. New York City time.

(r) “After Market Pricing Hours” means the trading hours during any Trading Day that the Principal Market is open, beginning at the start of Regular Trading Hours on such Trading Day and ending at the conclusion of the After Market Trading Hours on such Trading Day.

(s) “Aggregate Purchase Price” means the product of (i) the Purchase Price and (ii) the Adjusted Advance Amount.

(t) “Agreement” shall have the meaning set forth in the preamble of this Agreement.

(u) “Amendment Deadline” shall have the meaning set forth in Section 6.15.

(v) “Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

(w) “Applicable Trading Hours” means the Accelerated Trading Hours (in the case of an Accelerated Purchase Pricing Period), the Regular Pricing Period Trading Hours (in the case of a Regular Purchase Pricing Period), the Extended Trading Hours (in the case of an Extended Purchase Pricing Period) or the After Market Trading Hours (in the case of an Overtime Purchase Pricing Period), as applicable to the Pricing Period of the relevant Advance Notice.

(x) “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Common Shares, standard non-qualified or incentive stock options to purchase Common Shares, restricted stock, restricted stock units and/or stock appreciation rights may be issued to any employee, officer, director, or consultant for services provided to the Company and its Subsidiaries in their capacity as such. For the avoidance of doubt, the Stock Incentive Plan adopted in connection with the Business Combination Agreement shall constitute an Approved Stock Plan.

(y) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or similar laws for the relief of debtors.

(z) “Black Out Period” shall have the meaning set forth in Section 6.04(a).

(aa) “Block Trades” means any privately negotiated transaction involving the sale or resale of Common Shares, executed outside of the public exchange (including trades executed through alternative trading systems, dark pools, or direct negotiation), involving at least 10,000 Common Shares, including trades where a broker-dealer attempts to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction. Such trades may be conducted without substantial marketing efforts prior to pricing and may include same-day trades, overnight trades or similar transactions.

(bb) “Bona Fide Offer” shall have the meaning set forth in Section 6.22.

(cc) “Business Combination” shall have the meaning set forth in the recitals of this Agreement.

(dd) “Business Combination Agreement” shall have the meaning set forth in the recitals of this Agreement.

(ee) “Business Combination Date” shall have the meaning set forth in the recitals of this Agreement.

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(ff) “Business Combination Registration Statement” shall have the meaning set forth in Section 4.20.

(gg) “Buy-In” shall have the meaning set forth in Section 2.04(e).

(hh) “Change of Control” shall have the meaning set forth in Section 6.20.

(ii) “Closing” shall have the meaning set forth in Section 2.04.

(jj) “Commitment Amount” shall have the meaning set forth in the recitals of this Agreement.

(kk) “Commitment Period” shall mean the period commencing on the date the initial Registration Statement is declared effective and expiring upon the date of termination of this Agreement in accordance with Section 9.01.

(ll) “Commitment Fee” shall have the meaning set forth in Section 11.04.

(mm) “Commitment Note” shall have the meaning set forth in Section 11.04.

(nn) “Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

(oo) “Common Shares” shall have the meaning set forth in the recitals of this Agreement.

(pp) “Company” shall have the meaning set forth in the preamble of this Agreement.

(qq) “Company Charter” means the Amended and Restated Certificate of Incorporation of the Company as in effect on the date following the consummation of the Business Combination and as may be amended from time to time.

(rr) “Company Indemnitees” shall have the meaning set forth in Section 5.02.

(ss) “Condition Satisfaction Date” shall have the meaning set forth in Annex I.

(tt) “Confirmation Deadline” means, in connection with (i) an Advance Notice selecting an Accelerated Purchase Pricing Period or Extended Purchase Pricing Period, 4:00 p.m. New York City time (or the conclusion of Regular Trading Hours on the Principal Market, if earlier) on the Trading Day on which such Advance Notice is received by the Investor (or, if such Advance Notice is received after 4:00 p.m. New York City time, on the immediately succeeding Trading Day prior to the start of Regular Trading Hours), and (ii) an Advance Notice selecting an Overtime Purchase Pricing Period, 8:00 p.m. New York City time on the After Market Trading Day on which such Advance Notice is received by the Investor.

(uu) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(vv) “Conversion Shares” shall have the meaning set forth in Section 11.04.

(ww) “Convertible Securities” shall mean any shares of capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of capital stock or other security of the Company (including, without limitation, Common Shares) or any of its Subsidiaries.

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(xx) “Current Report” shall have the meaning set forth in Section 6.15.

(yy) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(zz) “Daily Traded Amount” means the daily trading volume of the Common Shares on the Principal Market during Regular Trading Hours as reported by the Reporting Service.

(aaa) “Daily VWAP” means, for any Trading Day, the VWAP during the Applicable Trading Hours (in the case of a Regular Purchase Pricing Period, during the Regular Trading Hours) of such Trading Day relevant to the applicable Pricing Period, as reported by the Reporting Service. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(bbb) “Delisting Termination” shall have the meaning set forth in Section 9.01(b).

(ccc) “Effectiveness Failure Termination” shall have the meaning set forth in Section 9.01(b).

(ddd) “Eligible Advance Notice” means an Advance Notice (i) properly delivered by the Company in accordance, and in compliance, with the applicable terms and conditions of this Agreement, and (ii) where the delivery of such Advance Notice will not cause, on any given Trading Day, a Pricing Period related to such Advance Notice to overlap with a Pricing Period in effect with respect to a different Advance Notice. (For avoidance of doubt, the Pricing Period of only one Advance Notice may be in effect on the same Trading Day and, therefore, any additional Advance Notice that would cause overlapping Pricing Periods on a given Trading Day shall not be deemed an Eligible Advance Notice).

(eee) “Environmental Laws” shall have the meaning set forth in Section 4.14.

(fff) “Equity Condition Failure” means a Trading Day during a Pricing Period on which (A) the Company or any of its respective directors, officers, employees or agents has disclosed any material non-public information about the Company to the Investor (unless a public announcement thereof is made by the Company in the manner contemplated by Regulation FD prior to the opening of trading on the Principal Market), or (B) any of the conditions set forth in subparagraphs (b), (c), (f), (h), (i), (m), (n), (o), or (p) to Annex I to this Agreement are not satisfied.

(ggg) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(hhh) “Exchange Cap” shall have the meaning set forth in Section 2.02(c).

(iii) “Excluded Day” means a day on which (i) there is no VWAP for the Common Shares, or (ii) with respect to any Advance Notice delivered by the Company selecting a Regular Purchase Pricing Period and where the Company specified a Minimum Acceptable Price, each Trading Day during such Pricing Period in which any Excluded Volume is generated on such Trading Day during the relevant Regular Purchase Pricing Period with respect to such Advance Notice (each, a “MAP Event”).

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(jjj) “Excluded Securities” means: (i) Common Shares or equity awards issued to directors, officers, employees, or consultants of the Company and its Subsidiaries for services rendered to the Company or its Subsidiaries in their capacity as such pursuant to an Approved Stock Plan, provided that (A) all such issuances (taking into account the Common Shares issuable upon exercise of such equity awards) after the date of this Agreement pursuant to this clause (i) do not, in the aggregate, exceed more than 10% of the Common Shares issued and outstanding immediately prior to the date thereof and (B) the exercise price of any such equity award is not lowered, none of such equity awards are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such equity awards are otherwise materially changed in any manner that adversely affects the Investor; (ii) Common Shares issued upon the conversion or exercise of Convertible Securities (other than equity awards issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date of this Agreement, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than equity awards issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than equity awards issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than equity awards issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects the Investor; (iii) any senior secured convertible notes issued or issuable pursuant to the terms of the Note Purchase Agreement (as defined below), and any Common Shares issued or issuable pursuant to the conversion or otherwise pursuant to the terms of such senior secured convertible notes; and (iv) any Common Shares issued or issuable in connection with any acquisitions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise), mergers, consolidations, or reorganizations approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business complementary with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith; (iv) Common Shares issuable pursuant to the conversion or otherwise pursuant to the terms of the Commitment Note; and (v) Common Shares or Common Share Equivalents issuable pursuant to the Business Combination.

(kkk) “Excluded Trades” means, with respect to any measurement of the trading volume of the Common Shares, any purchase or sale of Common Shares reported by the Reporting Service in which the Investor could not, as a practical matter, have participated as a seller of Common Shares on the Principal Market, including (i) any Block Trades; (ii) any trade executed otherwise than on the Principal Market and reported through a trade reporting facility or otherwise to the consolidated tape (including any trade executed on or through an alternative trading system or “dark pool” or internalized or executed on a riskless-principal basis by a broker-dealer); (iii) any agency or principal cross or other trade in which the same broker-dealer or its affiliate represented both the purchaser and the seller; (iv) any trade reported subject to a condition or modifier indicating other than a regular-way transaction (including average-price, prior-reference-price, “sold” or out-of-sequence, late-reported and non-standard-settlement trades); (v) any trade executed in connection with, or contingent upon, a transaction in options or other derivative securities (including qualified contingent trades, exercise-related crosses and the stock leg of any buy-write, combination or exchange-for-physical transaction); (vi) any trade subsequently cancelled, busted or corrected; (vii) any sale of Common Shares by or on behalf of the Company or any of its affiliates (including pursuant to any at-the-market offering); and (viii) any Common Shares traded in any opening, closing, halt-reopening or other auction or cross session of the Principal Market (the “Cross Volume Trades”), in each case as identifiable from the trade condition codes or other information reported by the Reporting Service.

(lll) “Excluded Volume” means, with respect to any Advance Notice delivered by the Company selecting a Regular Purchase Pricing Period and where the Company specified a Minimum Acceptable Price, the volume of Common Shares that traded on any Trading Day during such Pricing Period at a price equal to or lower than 100% of the Minimum Acceptable Price in effect with respect to such Advance Notice.

(mmm) “Extended Hourly VWAP” means, for any Trading Day, the Extended VWAP during any given one-hour interval beginning at 4:00 a.m. New York City time through 4:00 p.m. New York City time, as reported by the Reporting Service. In the event that for the relevant Pricing Period, the Extended Trading Hours results in a fractional hour, then the last fractional hour of trading of the Extended Trading Hours on such Trading Day will count as the final “one-hour” interval of such Trading Day. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

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(nnn) “Extended Trading Hours” means the trading hours during any Trading Day that the Principal Market is open, beginning at 4:00 a.m. New York City time and ending 4:00 p.m. New York City time (or at the time the Principal Market closes, if earlier) on such Trading Day. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(ooo) “Extended VWAP” means, for any Trading Day that the Common Shares is then listed or quoted on a Principal Market, the VWAP during the Extended Trading Hours on such Trading Day as reported by the Reporting Service.

(ppp) “Extension Fee” shall have the meaning set forth in Section 11.04.

(qqq) “Extension Note” shall have the meaning set forth in Section 11.04.

(rrr) “GAAP” shall have the meaning set forth in Section 4.07.

(sss) “GDPR” shall have the meaning set forth in Section 4.34.

(ttt) “Going Private Transaction” means any arm’s length bona fide strategic buyout, merger, acquisition or other transaction with one or more unaffiliated third-party Person or Persons (i) whereby all such Person or Persons, individually or in the aggregate, acquire in a single transaction 100% of the outstanding Common Shares and (ii) that, directly or indirectly, results in the Company and/or the Person or Persons that result from such transaction not having Comon Shares or comparable securities, as applicable, registered under the Exchange Act and listed on a Trading Market.

(uuu) “Halt Adjusted Advance Amount” shall have the meaning set forth in Section 2.04(d).

(vvv) “Halt Advance Shares” shall have the meaning set forth in Section 2.04(d).

(www) “Hazardous Materials” shall have the meaning set forth in Section 4.14.

(xxx) “HIPAA” shall have the meaning set forth in Section 4.34.

(yyy) “Hourly VWAP” means, for any Trading Day, the VWAP during any given one-hour interval within the Applicable Trading Hours. The last 30 minutes (or fraction of an hour) of the Applicable Trading Hours of such Trading Day will count as the final “one-hour” interval of such Trading Day.

(zzz) “Indebtedness” means (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(aaaa) “Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

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(bbbb) “Insolvent” shall mean, whether on a consolidated or individual basis, (i) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (ii) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(cccc) “Investor” shall have the meaning set forth in the preamble of this Agreement.

(dddd) “Investor Indemnitees” shall have the meaning set forth in Section 5.01.

(eeee) “IT Systems” shall have the meaning set forth in Section 4.34.

(ffff) “Lapsed Registration Termination” shall have the meaning set forth in Section 9.01(b).

(gggg) “Limitation Date” shall have the meaning set forth in Section 6.21(b)(i).

(hhhh) “Market Price” shall mean the Accelerated Purchase Market Price, Regular Purchase Market Price, Extended Purchase Market Price or Overtime Purchase Market Price, as applicable (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs during the relevant measurement period):

(i) “Accelerated Purchase Market Price” for an Accelerated Purchase Pricing Period, the lowest Hourly VWAP of the Common Shares during the Accelerated Trading Hours of the Trading Day applicable to the Accelerated Purchase Pricing Period;

(ii) “Regular Purchase Market Price” for a Regular Purchase Pricing Period the greater of (A) the lowest Daily VWAP of the Common Shares during the Regular Trading Hours applicable to the Pricing Period, and (B) the MAP. (For avoidance of doubt, the Regular Purchase Market Price includes any Excluded Day during the relevant Pricing Period);

(iii) “Extended Purchase Market Price” for an Extended Purchase Pricing Period, the lower of (A) the lowest price the Common Shares traded during the Extended Trading Hours on the Trading Day applicable to the Extended Purchase Pricing Period and (B) the lowest Extended Hourly VWAP of the Common Shares during the Trading Day applicable to the Extended Purchase Pricing Period; and

(iv) “Overtime Purchase Market Price” for an Overtime Purchase Pricing Period, the lower of (A) the lowest price the Common Shares traded during the After Market Pricing Hours on the Trading Day applicable to the Overtime Purchase Pricing Period and (B) the lowest Overtime Hourly VWAP of the Common Shares during the Trading Day applicable to the Overtime Purchase Pricing Period.

(iiii) “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.

(jjjj) “Material Outside Event” shall have the meaning set forth in Section 6.11.

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(kkkk) “Maximum Advance Amount” means the Accelerated Purchase Maximum Advance Amount, Regular Purchase Maximum Advance Amount, Extended Purchase Maximum Advance Amount or Overtime Purchase Maximum Advance Amount, as applicable, and in all instances appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period, provided, however, notwithstanding anything herein to the contrary, the Maximum Advance Amount shall not exceed the limitations set forth in Section 2.02 of this Agreement:

(i) “Accelerated Purchase Maximum Advance Amount” in respect of each Advance Notice with an Accelerated Purchase Pricing Period, an amount of Common Shares equal to the lower of (i) four hundred percent (400%) of the median Daily Traded Amount during the ten (10) consecutive Trading Days immediately preceding an Advance Notice Date, and (ii) such number of Common Shares equal to $2,500,000 as of the date of each Advance Notice (determined based on the last closing price of the Common Shares on the Principal Market prior to delivery of such Advance Notice), or such other amount of Common Shares as agreed upon by the Parties in writing, which may be made via e-mail;

(ii) “Regular Purchase Maximum Advance Amount” in respect of each Advance Notice with a Regular Purchase Pricing Period, an amount of Common Shares equal to the lower of (i) one hundred percent (100%) the median Daily Traded Amount during the ten (10) consecutive Trading Days immediately preceding an Advance Notice Date, and (ii) such number of Common Shares equal to $1,000,000 as of the date of each Advance Notice (determined based on the last closing price of the Common Shares on the Principal Market prior to delivery of such Advance Notice);

(iii) “Extended Purchase Maximum Advance Amount” in respect of each Advance Notice with an Extended Purchase Pricing Period, an amount of Common Shares equal to the lower of (i) four hundred percent (400%) of the median Daily Traded Amount during the ten (10) consecutive Trading Days immediately preceding an Advance Notice Date, and (ii) such number of Common Shares equal to $2,500,000 as of the date of each Advance Notice (determined based on the last closing price of the Common Shares on the Principal Market prior to delivery of such Advance Notice), or such other amount of Common Shares as agreed upon by the Parties in writing, which may be made via e-mail; and

(iv) “Overtime Purchase Maximum Advance Amount” in respect of each Advance Notice with an Overtime Purchase Pricing Period, an amount of Common Shares equal to the lower of (i) four hundred percent (400%) of the median Daily Traded Amount during the ten (10) consecutive Trading Days immediately preceding an Advance Notice Date, and (ii) such number of Common Shares equal to $2,500,000 as of the date of each Advance Notice (determined based on the last closing price of the Common Shares on the Principal Market prior to delivery of such Advance Notice), or such other amount of Common Shares as agreed upon by the Parties in writing, which may be made via e-mail.

(llll) “Minimum Acceptable Price” or “MAP” shall mean the minimum price per Advance Share as may be specified by the Company to the Investor in each Advance Notice selecting a Regular Purchase Pricing Period, if applicable (for the avoidance of doubt, a MAP election shall not apply to an Advance Notice selecting any other Pricing Period irrespective of whether a MAP is indicated on such Advance Notice).

(mmmm) “Money Laundering Laws” shall have the meaning set forth in Section 4.32.

(nnnn) “Mutual Consent Termination” shall have the meaning set forth in Section 9.01(b).

(oooo) “Note Proceeds” shall have the meaning set forth in Section 2.01(a)(iv).

(pppp) “OFAC” shall have the meaning set forth in Section 4.31.

(qqqq) “Offer Notice” shall have the meaning set forth in Section 6.22.

(rrrr) “Ownership Limitation” shall have the meaning set forth in Section 2.02(a).

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(ssss) “Overtime Hourly VWAP” means, for any Trading Day, the Overtime VWAP during any given one-hour interval beginning at the start of Regular Trading Hours through the conclusion of After Market Trading Hours, as reported by the Reporting Service. In the event that, for the relevant Pricing Period, the After Market Pricing Hours results in a fractional hour, then the last fractional hour of trading of the After Market Pricing Hours on such Trading Day will count as the final “one-hour” interval of such Trading Day. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(tttt) “Overtime VWAP” means, for any After Market Trading Day, the VWAP for the applicable measurement period during the After Market Pricing Hours (but in no event including any period after the conclusion of the After Market Trading Hours), as reported by the Reporting Service, provided, however, that for purposes of calculating the Overtime VWAP, “VWAP” shall exclude Excluded Trades. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such measurement period.

(uuuu) “Party” and “Parties” shall each have the meaning set forth in the recitals of this Agreement.

(vvvv) “Pending Advance Notice” shall have the meaning set forth in Section 2.04(d).

(wwww) “Pending Pricing Period” shall have the meaning set forth in Section 2.04(d).

(xxxx) “Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(yyyy) “Personal Data” shall have the meaning set forth in Section 4.34.

(zzzz) “Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

(aaaaa) “Pricing Period” shall mean either the Accelerated Purchase Pricing Period, the Regular Purchase Pricing Period, the Extended Purchase Pricing Period or the Overtime Purchase Pricing Period, as applicable:

(i) “Accelerated Purchase Pricing Period” means, with respect to an Advance Notice selecting an Accelerated Purchase Pricing Period, the period commencing at the Accelerated Deemed Delivered Time (or the start of Regular Trading Hours on the Principal Market on such Trading Day, if later) and ending at 4:00 p.m. New York City time (or the close of Regular Trading Hours on the Principal Market, if earlier) on the applicable date of the Accelerated Deemed Delivered Time; provided however, that in the event of an Advance Halt, the Accelerated Purchase Pricing Period shall expire at the time of such Advance Halt;

(ii) “Regular Purchase Pricing Period” means, with respect to an Advance Notice selecting a Regular Purchase Pricing Period, the three consecutive Trading Days commencing at the start of Regular Trading Hours on the date of the applicable Deemed Delivered Time and ending at the close of Regular Trading Hours on the third consecutive Trading Day; provided, however, that in the event of an Advance Halt, the Regular Purchase Pricing Period shall end at the time of such Advance Halt (for the avoidance of doubt, the Regular Purchase Pricing Period shall include any Excluded Day(s));

(iii) “Extended Purchase Pricing Period” means, with respect to an Advance Notice selecting an Extended Purchase Pricing Period, the period commencing at the Extended Deemed Delivered Time and ending at 4:00 p.m. New York City time (or the close of Regular Trading Hours on the Principal Market, if earlier) on the applicable date of the Extended Deemed Delivered Time; provided however, that in the event of an Advance Halt, the Extended Purchase Pricing Period shall expire at the time of such Advance Halt; and

(iv) “Overtime Purchase Pricing Period” means, with respect to an Advance Notice selecting an Overtime Purchase Pricing Period, the period commencing at the Overtime Deemed Delivered Time and ending at the conclusion of the After Market Pricing Hours on the date of the Deemed Delivered Time; provided however, that in the event of an Advance Halt, the Overtime Purchase Pricing Period shall expire at the time of such Advance Halt.

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(bbbbb) “Principal Market” shall mean the Nasdaq Global Market, provided however, that in the event the Common Shares are ever listed or traded on any of the Trading Markets, then the “Principal Market” shall mean such Trading Market on which the Common Shares are then listed or traded to the extent such other market or exchange is the principal trading market or exchange for the Common Shares.

(ccccc) “Prospectus” shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with a Registration Statement, including documents incorporated by reference therein.

(ddddd) “Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including documents incorporated by reference therein.

(eeeee) “Purchase Price” shall mean the price per Advance Share in respect of any Advance Notice:

(i) For an Advance Notice selecting an Accelerated Purchase Pricing Period or Extended Purchase Pricing Period, the applicable Market Price multiplied by ninety-eight percent (98%); provided, however, that, subject to the rules and regulations of the Principal Market, such percentage may be reduced at any time at the Company’s sole discretion;

(ii) For an Advance Notice selecting a Regular Purchase Pricing Period, the applicable Regular Purchase Market Price multiplied by ninety-seven percent (97%); provided, however, that, subject to the rules and regulations of the Principal Market, such percentage may be reduced at any time at the Company’s sole discretion; and

(iii) For an Advance Notice selecting an Overtime Purchase Pricing Period, the applicable Overtime Purchase Market Price multiplied by ninety-seven percent (97%); provided, however, that, subject to the rules and regulations of the Principal Market, such percentage may be reduced at any time at the Company’s sole discretion.

(fffff) “Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

(ggggg) “Registration Limitation” shall have the meaning set forth in Section 2.02(b).

(hhhhh) “Registration Rights Agreement” shall have the meaning set forth in the recitals of this Agreement.

(iiiii) “Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

(jjjjj) “Registration Statement Amendment” shall have the meaning set forth in Section 6.15.

(kkkkk) “Regular Trading Hours” means the regular trading hours during any Trading Day that the Principal Market is open, starting 9:30 a.m. New York City time and ending 4:00 p.m. New York City time (or at the time the Principal Market closes, if earlier) on such Trading Day (for avoidance of doubt, Regular Trading Hours excludes pre-market and post-market trading).

(lllll) “Regular Pricing Period Trading Hours” means on any Trading Day, during the applicable Pricing Period, the period of time beginning at the start of such Pricing Period and ending at the end of such Pricing Period (for the avoidance of doubt, Regular Pricing Period Trading Hours shall include pre-market and post-market trading in between the start and end of such Pricing Period).

(mmmmm) “Regular Hourly VWAP” means, for any Trading Day, the Hourly VWAP during any given one-hour interval during the Regular Pricing Period Trading Hours (in the case of an Accelerated Purchase Pricing Period, during the Accelerated Trading Hours), as reported by the Reporting Service. The last 30 minutes (or fraction of an hour) of the Applicable Trading Hours of such Trading Day will count as the final “one-hour” interval of such Trading Day.

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(nnnnn) “Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

(ooooo) “Reporting Service” means either Bloomberg L.P. or FactSet Research Systems Inc., as determined by the Investor from time to time.

(ppppp) “Required Approvals” shall have the meaning set forth in Section 4.02.

(qqqqq) “Reservation Estimate” shall have the meaning set forth in Section 6.26.

(rrrrr) “Restricted Period” shall have the meaning set forth in Section 6.19.

(sssss) “Restricted Person” shall have the meaning set forth in Section 6.19.

(ttttt) “Rule 144” shall have the meaning set forth in Section 6.08.

(uuuuu) “Sanctions” shall have the meaning set forth in Section 4.31.

(vvvvv) “Sanctioned Countries” shall have the meaning set forth in Section 4.31.

(wwwww) “SEC” shall mean the U.S. Securities and Exchange Commission.

(xxxxx) “SEC Documents” means, (1) any registration statement filed by the Company with the SEC, including the financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of such registration statement under the Securities Act, (2) any proxy statement or prospectus filed by the Company with the SEC, including all documents incorporated or deemed incorporated therein by reference, whether or not included in a registration statement, in the form in which such proxy statement or prospectus has most recently been filed with the SEC pursuant to Rule 424(b) under the Securities Act, (3) all reports, periodic reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the SEC by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the two years prior to the date hereof, including, without limitation, the Current Report, (4) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (5) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

(yyyyy) “Securities Act” shall have the meaning set forth in the recitals of this Agreement.

(zzzzz) “Settlement Document” in respect of an Advance Notice delivered by the Company, shall mean a settlement document in the form set out on Exhibit C.

(aaaaaa) “Shares” means the Common Shares to be issued from time to time hereunder pursuant to an Advance.

(bbbbbb) “Stockholder Approval” shall have the meaning set forth in Section 6.25.

(cccccc) “Stockholder Approval Date” shall have the meaning set forth in Section 6.25.

(dddddd) “Stockholder Meeting” shall have the meaning set forth in Section 6.25.

(eeeeee) “Stockholder Meeting Deadline” shall have the meaning set forth in Section 6.25.

(ffffff) “Stockholder Proposal” shall have the meaning set forth in Section 6.25.

(gggggg) “Subsequent Placement” means the issuance, offer, sale, grant any option or right to purchase, or otherwise disposition of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act)), any Convertible Securities, any debt, any preferred stock or any purchase rights (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Additional Issuance Restricted Period or at any time thereafter)).

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(hhhhhh) “Subsidiaries” means any Person (I) the accounts of which would be consolidated with those of the Company in the Company’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (II) in which the Company, directly or indirectly, (i) owns more than twenty five percent (25%) of the outstanding shares of capital stock or holds more than twenty five percent (25%) equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”. For the avoidance of any doubt, the term “Subsidiary” shall also include the Target for periods prior to the Business Combination Date.

(iiiiii) “Termination Date” shall have the meaning set forth in Section 9.01(a).

(jjjjjj) “Trading Day” means any day during which the Principal Market shall be open for business.

(kkkkkk) “Trading Market” shall mean the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or the NYSE Arca, whichever is at the time the principal trading exchange or market for the Common Shares.

(llllll) “Transaction Documents” means, collectively, this Agreement, the Commitment Note, the Registration Rights Agreement and each of the other agreements, documents, schedules and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(mmmmmm) “Transactions” shall have the meaning set forth in the recitals.

(nnnnnn) “Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 1 State Street, 30th Floor, New York, N.Y. 10004-1571, and any successor transfer agent of the Company.

(oooooo) “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any Common Shares or Common Share Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares or Common Share Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such equity or debt securities (including, without limitation, pursuant to any “cashless exercise” provision), or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet,” “share ratchet,” “price ratchet,” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Common Shares or Common Share Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (other than standard anti-dilution protection for any reorganization, recapitalization, non- cash dividend, share split, reverse share split or other similar transaction), or (B) that is subject to or contains any put, call, redemption, buy-back, price- reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an at-the-market offering or “equity line of credit” (other than any issuance of Excluded Securities) or other continuous offering or similar offering of Common Shares or Common Share Equivalents whereby the Company may sell Common Shares or Common Share Equivalents at a future determined price. For the avoidance of doubt, the issuance of any senior secured convertible notes in one or more closings pursuant to the Note Purchase Agreement shall not constitute a Variable Rate Transaction.

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(pppppp) “Volume Limit” means,

(i) For an Advance Notice selecting either an Accelerated Purchase Pricing Period or Extended Purchase Pricing Period, the trading volume of the Common Shares on the Principal Market, excluding any Excluded Trades, during the applicable Pricing Period as reported by the Reporting Service, multiplied by ten percent (10%);

(ii) For an Advance Notice selecting a Regular Purchase Pricing Period, the trading volume of the Common Shares on the Principal Market, excluding any Excluded Trades, during the Regular Trading Hours of such Pricing Period (excluding any applicable Excluded Volume), as reported by the Reporting Service, multiplied by ten percent (10%); and

(iii) For an Advance Notice selecting an Overtime Purchase Pricing Period, the trading volume of the Common Shares on the Principal Market, excluding any Excluded Trades, during the applicable Pricing Period as reported by the Reporting Service, multiplied by ten percent (10%).

(qqqqqq) “Volume Threshold” means a number of Shares equal to the quotient of (i) the number of Advance Shares requested by the Company in an Advance Notice divided by (ii) 0.10.

(rrrrrr) “Volume Adjusted Advance Amount” shall have the meaning set forth in Section 2.02(e).

(ssssss) “Volume Threshold Failure” shall have the meaning set forth in Section 2.02(e).

(tttttt) “VWAP” means, for any Trading Day that the Common Shares is then listed or quoted on the Principal Market, the volume weighted average price of the Common Shares traded on the Principal Market during any relevant measurement period, as reported by the Reporting Service, provided, however, as applied to Regular Trading Hours, VWAP shall exclude any Cross Volume Trades. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such measurement period.

Article II. Advances

Section 2.01. Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, at any time during the Commitment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall subscribe for and purchase from the Company, Advance Shares by the delivery to the Investor of Advance Notices, on the following terms:

(a) Advance Notice. At any time during the Commitment Period the Company may require the Investor to purchase Common Shares by delivering an Advance Notice to the Investor, subject to the satisfaction or waiver by the Investor of the conditions set forth herein and in Annex I, and in accordance with the following provisions:

(i) the Company shall, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice;

(ii) there shall be no mandatory minimum Advances and there shall be no non-usages fee for not utilizing the Commitment Amount or any part thereof;

(iii) in the event that the bid price for the Common Shares is at or below $1.00 (the “Trigger Price”), the market value of the Common Shares has been less than $6.0 million for the twenty (20) consecutive Trading Days preceding the delivery of an Advance Notice, the Company desires to deliver an Advance Notice using an Accelerated Purchase Pricing Period, Extended Purchase Pricing Period or Overtime Purchase Pricing Period, or the Company is not in compliance with any applicable continued listing standard of the Principal Market (including any minimum bid price, market value or stockholders’ equity standard), an Advance Notice shall not be deemed delivered without the prior written consent of the Investor. Notwithstanding anything to the contrary herein, the Trigger Price shall not be adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction occurring after the date hereof. If, with the Investor’s prior written consent, any Advance is effected at a time when the bid price for the Common Shares is at or below the Trigger Price, the Purchase Price otherwise applicable to the Advance Shares subject to such Advance shall be reduced by a fee of $0.02 per Advance Share;

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(iv) For so long as any amount remains outstanding under the Commitment Note, if the Company submits an Advance Notice, then the aggregate Purchase Price owed to the Company from such Advance Notice (the “Advance Proceeds”) shall be paid by the Investor to the Company and used by the Company in accordance with Section 6.16 of this Agreement; provided, however, any such Advance Notice that is submitted during any thirty (30) calendar day period preceding the date on which the Company is required to make a monthly payment pursuant to the Commitment Note (each such payment, a “Note Payment”), then without the prior written consent of the Investor, the Company may only submit any such Advance Notice, if the Advance Proceeds are paid by the Investor by offsetting the amount of the Advance Proceeds against the full amount of the applicable Note Payment (first towards accrued and unpaid interest and then toward outstanding principal), with any remaining Advance Proceeds to be paid by the Investor in cash to the Company and used by the Company in accordance with Section 6.16 of this Agreement; and

(v) Notwithstanding anything to the contrary contained herein, if there is a default under the Commitment Note, the Company may only submit an Advance Notice if the Company obtains the prior written consent of the Investor.

(b) Date and Time of Delivery of Advance Notice.

(i) Accelerated Purchase Pricing Period. An Advance Notice sent in accordance with the terms herein and selecting an Accelerated Purchase Pricing Period shall be deemed delivered if such notice is received by the Investor via e-mail on a Trading Day and the Investor delivers to the Company an Advance Notice Confirmation for such Advance Notice at the Investor’s discretion and (i) if such Advance Notice is received by the Investor via e-mail before 9:00 a.m. New York City time on such Trading Day and the Investor delivers to the Company an Advance Notice Confirmation, in which case such Advance Notice shall be deemed delivered on such Trading Day at the start of the Regular Trading Hours of the Principal Market on such Trading Day, (ii) if such Advance Notice is received via e-mail after 9:00 a.m. New York City time and before 4:00 p.m. New York City time on such Trading Day and the Investor delivers to the Company an Advance Notice Confirmation, such Advance Notice shall be deemed delivered on such Trading Day at the time specified by the Investor in the Advance Notice Confirmation, or (iii) if such notice is received via e-mail after 4:00 p.m. New York City time and the Investor delivers to the Company an Advance Notice Confirmation prior to the start of Regular Trading Hours on the next Trading Day, such Advance Notice shall be deemed delivered as of the start of the Regular Trading Hours of the Principal Market on the immediately succeeding Trading Day (each instance, as applicable, the “Accelerated Deemed Delivered Time”). In the event that the Company delivers an Advance Notice selecting an Accelerated Purchase Pricing Period on a Trading Day prior to 9:00 a.m. New York City time, and the Investor has not sent an Advance Notice Confirmation prior to the Confirmation Deadline, such Advance Notice shall be accepted or rescinded as provided in Section 2.01(b)(v).

(ii) Regular Purchase Pricing Period. An Advance Notice sent in accordance with the terms herein and selecting a Regular Purchase Pricing Period shall be deemed delivered on (i) the Trading Day it is received by the Investor if such notice is received by e-mail at or before 9:00 a.m. New York City time (or at such later time if agreed to by the Investor in its discretion), or (ii) the immediately succeeding Trading Day if it is received by e-mail after 9:00 a.m. New York City time (each instance, as applicable, the “Regular Deemed Delivered Time”).

(iii) Extended Purchase Pricing Period. An Advance Notice sent in accordance with the terms herein and selecting an Extended Purchase Pricing Period shall be deemed delivered if such notice is received by the Investor via e-mail on a Trading Day and the Investor delivers to the Company an Advance Notice Confirmation for such Advance Notice, at the Investor’s discretion and (i) if such Advance Notice is received by the Investor via e-mail before 4:00 p.m. New York City time on such Trading Day and the Investor delivers to the Company an Advance Notice Confirmation, in which case such Advance Notice shall be deemed delivered on such Trading Day at the time specified by the Investor in the Advance Notice Confirmation, or (ii) if such notice is received via e-mail after 4:00 p.m. New York City time, such Advance Notice shall be deemed delivered on the immediately succeeding Trading Day, at the time specified by the Investor in the Advance Notice Confirmation (in each instance, as applicable, the “Extended Deemed Delivered Time”). In the event that, on a Trading Day, the Company delivers an Advance Notice selecting an Extended Purchase Pricing Period prior to 9:00 a.m. New York City time on such Trading Day, and the Investor has not sent an Advance Notice Confirmation prior to the applicable Confirmation Deadline, such Advance Notice shall be accepted or rescinded as provided in Section 2.01(b)(v).

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(iv) Overtime Purchase Pricing Period. An Advance Notice sent in accordance with the terms herein and selecting an Overtime Purchase Pricing Period shall be deemed delivered if such notice is received by the Investor via e-mail on an After Market Trading Day and during the After Market Notice Hours, and (A) if the Investor delivers to the Company an Advance Notice Confirmation for such Advance Notice, at the Investor’s discretion, such Advance Notice shall be deemed delivered on such After Market Trading Day at the time specified by the Investor in the Advance Notice Confirmation (each instance, as applicable, the “Overtime Deemed Delivered Time” and, together with the Accelerated Deemed Delivered Time, Regular Deemed Delivered Time and Extended Deemed Delivered Time, the “Deemed Delivered Time”), or (B) if the Investor does not deliver to the Company an Advance Notice Confirmation for such Advance Notice prior to the Confirmation Deadline, the Advance Notice shall be accepted or rescinded as provided in Section 2.01(b)(v).

(v) Automatic Adjustment to Regular Purchase Pricing Period.

(A) If the Company delivers an Advance Notice on a Trading Day selecting either an Accelerated Purchase Pricing Period or Extended Purchase Pricing Period and such Advance Notice is received by Investor before 9:00 a.m. New York City time on such Trading Day, in the event the Investor does not deliver an Advance Notice Confirmation to the Company prior to the Confirmation Deadline and the Company is otherwise able at that time to deliver an Advance Notice selecting a Regular Purchase Pricing Period that would constitute an Eligible Advance Notice, then such Advance Notice selecting an Accelerated Purchase Pricing Period or Extended Purchase Pricing Period shall automatically be deemed to have been delivered selecting a Regular Purchase Pricing Period with the “Deemed Delivered Time” being the start of Regular Trading Hours on the Trading Day immediately succeeding the Confirmation Deadline, provided, however, that if the Investor has not delivered an Advance Notice Confirmation to the Company, the Company may rescind such Advance Notice (i) after the Confirmation Deadline and before 11:59 p.m. New York City time on the date of the Confirmation Deadline or (ii) by electing to opt out on such Advance Notice.

(B) If the Company delivers an Advance Notice on an After Market Trading Day selecting an Overtime Purchase Pricing Period and such Advance Notice is received by the Investor during the After Market Notice Hours on such After Market Trading Day, in the event the Investor has not delivered an Advance Notice Confirmation to the Company prior to the Confirmation Deadline and the Company is otherwise able at that time to deliver an Advance Notice selecting a Regular Purchase Pricing Period that would constitute an Eligible Advance Notice, then such Advance Notice with the Overtime Purchase Pricing Period shall automatically be deemed to have been delivered selecting a Regular Purchase Pricing Period with the “Deemed Delivered Time” being the start of Regular Trading Hours on the Trading Day immediately succeeding the Confirmation Deadline, provided, however, that if the Investor has not delivered an Advance Notice Confirmation to the Company, the Company may rescind such Advance Notice (i) after the Confirmation Deadline and before 11:59 p.m. New York City time on the date of the Confirmation Deadline or (ii) by electing to opt out on such Advance Notice.

(C) For the avoidance of doubt, any Advance Notice selecting an Accelerated Purchase Pricing Period, Extended Purchase Pricing Period or Overtime Purchase Pricing Period for which the Investor has not delivered an Advance Notice Confirmation prior to the applicable Confirmation Deadline, and which is not automatically deemed delivered selecting a Regular Purchase Pricing Period pursuant to this Section 2.01(b)(v) and is not rescinded by the Company, shall lapse and be deemed withdrawn as of the applicable Confirmation Deadline.

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Section 2.02. Advance Limitations, Regulatory. Regardless of the Advance requested in an Advance Notice, the final number of Shares to be issued and sold pursuant to such Advance Notice shall be reduced (if at all) in accordance with each of the following limitations:

(a) Ownership Limitation; Commitment Amount. At the request of the Company, the Investor will inform the Company in writing of the number of Common Shares the Investor currently beneficially owns. At the request of the Investor, the Company shall promptly confirm orally or in writing to the Investor the number of Common Shares then outstanding. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any Common Shares under this Agreement which, when aggregated with all other Common Shares beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its Affiliates (on an aggregated basis) to exceed 4.99% of the then outstanding voting power or number of Common Shares (the “Ownership Limitation”). In connection with each Advance Notice, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate purchase price paid by the Investor for Shares issued to, and purchased by, the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the Advance by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event. The Investor, upon notice to the Company, may increase or decrease the Ownership Limitation provisions of this Section 2.02, provided that the Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Shares held by the Investor and the Ownership Limitation provisions of this Section 2.02 shall continue to apply. Any increase in the Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and any decrease in the Ownership Limitation will be effective immediately upon delivery of such notice. Since the Investor will not be obligated to report to the Company the number of Shares it may hold at the time of an Advance Notice, unless the Advance Notice at issue would result in the issuance of Shares in excess of the Ownership Limitation without regard to any other shares which may be beneficially owned by the Investor or an Affiliate thereof, the Investor shall have the authority and obligation to determine whether the restriction contained in this Section 2.02 will limit any particular Advance Notice and to the extent that the Investor determines that the limitation contained in this Section 2.02 applies, the determination of which portion of the Advance requested in such Advance Notice shall be withdrawn and be the responsibility and obligation of the Investor.

(b) Registration Limitation. In no event shall an Advance exceed the amount registered in respect of the transactions contemplated hereby under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(c) Compliance with Rules of Principal Market. Notwithstanding anything to the contrary herein, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement would exceed 19.99% of the aggregate number of Common Shares issued and outstanding as of the execution date of this Agreement, which number shall be reduced, on a share-for-share basis, by the number of Common Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under the applicable rules of the Principal Market (such maximum number of shares, the “Exchange Cap”) unless the Company has obtained Stockholder Approval for the issuance of Common Shares pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Principal Market. In connection with each Advance Notice, any portion of an Advance that would exceed the Exchange Cap shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice.

(d) Minimum Acceptable Price. With respect to each Advance Notice delivered by the Company selecting a Regular Purchase Pricing Period, the Company may notify the Investor of the Minimum Acceptable Price with respect to such Advance by indicating a Minimum Acceptable Price on the Advance Notice. If no Minimum Acceptable Price is specified in an Advance Notice, then no Minimum Acceptable Price shall be in effect in connection with such Advance.

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(e) Volume Threshold Limitation. In connection with any Advance Notice, if the total number of Common Shares traded on the Principal Market (excluding any Excluded Trades) during the applicable Pricing Period (in the case of a Regular Purchase Pricing Period, during Regular Trading Hours of such Pricing Period and excluding any Excluded Volume) is less than the applicable Volume Threshold (the “Volume Threshold Failure”), then the number of Advance Shares issued and purchased by the Investor pursuant to such Advance Notice shall automatically be reduced to the greater of (i) the applicable Volume Limit and (ii) the number of Common Shares sold by the Investor during such Pricing Period (the “Volume Adjusted Advance Amount”), but in each case not to exceed the amount requested in the Advance Notice or any limitations set forth in Section 2.02.

(f) [Reserved].

(g) [Reserved].

(h) Advance Halt. Notwithstanding anything to the contrary in this Agreement, and subject to Section 2.04(d), if on any day during the Pricing Period an Advance Halt exists, the parties agree that the Pricing Period of the pending Advance shall end at the Advance Halt Time and the final number of Common Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the lower of (i) the number of Common Shares sold by the Investor during the applicable Pricing Period prior to such Advance Halt Time (not to exceed the amount requested in the Advance Notice), and (ii) the Halt Advance Shares in accordance with Section 2.04(d) (the “Halt Adjusted Advance Amount”).

(i) Adjusted Advance Amount. For avoidance of doubt, in connection with a given Pricing Period for which a Volume Adjusted Advance Amount or a Halt Adjusted Advance Amount applies, the Advance Shares for such Pricing Period shall be automatically adjusted to the lower of (i) the Volume Adjusted Advance Amount, and (ii) the Halt Adjusted Advance Amount, but in each case not to exceed the amount requested in the Advance Notice or any limitations set forth in Section 2.02 (the “Adjusted Advance Amount”).

Section 2.03. Unconditional Contract. Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice from the Company (and, where applicable, the Investor has sent the Company an Advance Notice Confirmation prior to the applicable Confirmation Deadline or such Advance Notice is automatically deemed delivered selecting a Regular Purchase Pricing Period pursuant to Section 2.01(b)(v)), the Parties shall be deemed to have entered into an unconditional contract binding on both Parties for the purchase and sale of Advance Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and (i) subject to Applicable Laws and (ii) subject to Section 6.19, the Investor may sell Common Shares after receipt of an Advance Notice, including during a Pricing Period.

Section 2.04. Closings. The closing of each Advance and each sale and purchase of Advance Shares (each, a “Closing”) shall take place as soon as practicable on each applicable Advance Date in accordance with the procedures set forth below. The Company acknowledges that the final number of Common Shares to be issued and sold pursuant to an Advance Notice and the Purchase Price will not be known at the time an Advance Notice is delivered but shall be determined on each Closing based on the daily prices of the Common Shares that are the inputs to the determination of the Purchase Price, the Volume Threshold and the Adjusted Advance Amount. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a) On or prior to each Advance Date, the Investor shall deliver to the Company a Settlement Document along with a report by the Reporting Service, indicating the applicable Market Price for the applicable Trading Days during the Pricing Period, in each case in accordance with the terms and conditions of this Agreement.

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(b) Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than one Trading Day after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Advance Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at The Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. Within one (1) Trading Day following the receipt of the Advance Shares by the Investor, the Investor shall pay to the Company the Aggregate Purchase Price of the Advance Shares (as set forth in the Settlement Document) in cash via wire transfer of immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested, provided, however, that if the Commitment Note is outstanding and a Note Payment is due when the Advance Notice is submitted, Investor may apply the Advance Proceeds in defrayal of such Note Payment with the remainder of the Advance Proceeds (if any) transferred to the Company. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. To facilitate the transfer of the Common Shares by the Investor, the Common Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering the resale of such Common Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Common Shares pursuant to the Plan of Distribution set forth in the Prospectus included in the Registration Statement and otherwise in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption).

(c) On or prior to the applicable Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(d) Notwithstanding anything to the contrary in this Agreement, if on any day the Company notifies the Investor, or the Investor becomes aware, of an Advance Halt or a pending Advance Halt (in each case, the “Advance Halt Time”), then with respect to any Pricing Period in effect that has not concluded as of the Advance Halt Time (each, a “Pending Pricing Period”) applicable to any Advance Notice in effect that has not Closed as of the Advance Halt Time (each, a “Pending Advance Notice”), the parties hereto agree that (i) any Advance Halt or pending Advance Halt shall terminate all Pending Pricing Periods for all Pending Advance Notices at the Advance Halt Time, and (ii) the aggregate final number of Advance Shares to be purchased by the Investor at the Closing of all Pending Advance Notices combined (irrespective of the number of Pending Advance Notices that are in effect at the Advance Halt Time) shall be equal to the number of Common Shares sold by the Investor during the combined Pending Pricing Periods of all Pending Advance Notices and, where applicable, the Advance Shares shall be applied to the Pending Advance Notices in the order received by Investor (for avoidance of doubt, in the event of multiple Pending Advance Notices in effect, there may not be sufficient Advance Shares to apply to one or more of the Pending Advance Notices) but in no event shall the Advance Shares exceed the sum of all Advance Shares requested in each Pending Advance Notices (the “Halt Advance Shares”).

(e) Buy-In; Late Delivery. If the Company fails to cause the Transfer Agent to deliver the Advance Shares to the Investor in accordance with Section 2.04(b), then (i) the Investor may, by written notice to the Company, cancel the applicable Advance Notice in whole or in part, (ii) if the Investor or its broker purchases Common Shares to deliver in satisfaction of a sale by the Investor of Common Shares that the Investor anticipated receiving in respect of such Advance (a “Buy-In”), the Company shall, within two (2) Trading Days after the Investor’s request, pay to the Investor the amount, if any, by which (x) the Investor’s total purchase price (including brokerage commissions) for the Common Shares so purchased exceeds (y) the Aggregate Purchase Price payable for the Advance Shares not so delivered, and (iii) the Company shall pay to the Investor liquidated damages equal to 1% of the Aggregate Purchase Price of the undelivered Advance Shares for each Trading Day of delay (pro rated in the case of a partial cancellation), it being acknowledged and agreed that such amounts are a reasonable estimate of the Investor’s damages and not a penalty. The Investor’s rights under this Section 2.04(e) are in addition to, and not in limitation of, its other rights and remedies under this Agreement.

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Section 2.05. Hardship.

(a) In the event the Investor sells Common Shares after receipt, or deemed receipt, of an Advance Notice and the Company fails to perform its obligations as mandated in this Agreement, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article VI hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to Applicable Laws and the rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

(b) In the event the Company provides an Advance Notice and the Investor willfully and materially fails to pay the Aggregate Purchase Price for the Advance Shares delivered to it in accordance with Section 2.04(b), the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default.

Article III. Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company, as of the date hereof, as of each Advance Notice Date and as of the date of each Closing that:

Section 3.01. Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to purchase or acquire Common Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of the Transaction Documents to which it is a party by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver the Transaction Documents to which it is a party and all other instruments on behalf of the Investor or its stockholders. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02. Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Shares, Commitment Note and Conversion Shares and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03. No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review the Transaction Documents and the transactions contemplated by the Transaction Documents with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Common Shares, Commitment Note and Conversion Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

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Section 3.04. Investment Purpose. The Investor is acquiring the Common Shares, Commitment Note and Conversion Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares or Conversion Shares for any minimum or other specific term and reserves the right to dispose of the Shares or Conversion Shares at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares or Conversion Shares. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities. The Investor is acquiring the Shares, Commitment Note and Conversion Shares hereunder in the ordinary course of its business.

Section 3.05. Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 3.06. Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its respective management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.07. Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 3.08. No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) hedging transaction, in either case which establishes a net short position with respect to the Common Shares that remains in effect as of the date of this Agreement.

Section 3.09. General Solicitation. Neither the Investor, nor any of its Affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Common Shares or Commitment Note by the Investor.

Article IV. Representations and Warranties of the Company

Except where specifically set forth below with respect to certain specified representations and warranties, as disclosed in the SEC Documents, or in a disclosure schedule delivered by the Company to the Investor concurrently with this Agreement which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement (the “Disclosure Schedules”), the Company hereby represents and warrants to the Investor that, as of the date hereof, as of each Advance Notice Date and as of the date of each Closing:

Section 4.01. Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed and have the requisite power and authority to own their properties and to carry on their business as now being conducted. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

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Section 4.02. Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares, Commitment Note and Conversion Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, Commitment Note and Conversion Shares, have been duly authorized by the Company’s board of directors or other governing body, as applicable, and (other than (i) the filing with the SEC of a Form D with respect to the transactions contemplated hereby and the Current Report, (ii) with respect to the applicable Closing, confirmation that Stockholder Approval has been obtained, if applicable, (iii) the Business Combination Date, (iv) with respect to any applicable Closings, the filing of an additional listing application with the Principal Market, and (v) any other filings as may be required by any state securities agencies (collectively, the “Required Approvals”)) and no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement and the other Transaction Documents to which the Company is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Except for the Required Approvals, neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to such Closing, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except as disclosed in the SEC Documents, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Shares. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multinational organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

Section 4.03. Authorization of the Securities. The issuance of the Advance Shares, the Commitment Note and the Conversion Shares have been duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, (a) the Advance Shares and the Conversion Shares shall be validly issued, fully paid and non-assessable Common Shares and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances with respect to the issuance thereof and (b) the Commitment Note shall constitute, when duly executed and delivered, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

Section 4.04. No Conflict. The execution, delivery and performance, subject to the consummation of the transactions contemplated by the Business Combination Agreement with respect to the issuance of Advance Notices and Common Shares hereunder, of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares or the Conversion Shares) will not (i) result in a violation of the certificate of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

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Section 4.05. Acknowledgement. The Company acknowledges its obligation to issue the Common Shares upon delivery of an Advance Notice and Conversion Shares upon the conversion or otherwise pursuant to the terms of the Commitment Note is absolute and unconditional, subject to any limitations provided for herein or in the Commitment Note, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 4.06. SEC Documents; Financial Statements. Except as set forth in the SEC Documents, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all SEC Documents. The Company has delivered or made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, as applicable. Except as disclosed in amendments or subsequent filings to the SEC Documents, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each of the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.07. Financial Statements. The consolidated financial statements of the Company and of the Target included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries and the Target and its subsidiaries, as applicable, as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company or the Target, as applicable, for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which are not material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and its Subsidiaries, or the Target, as applicable, contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company or the Target, as applicable; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and its Subsidiaries, and the Target, do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (including the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC), if any, comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 4.08. Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-1 under the Securities Act. Each Registration Statement and the offer and sale of Common Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the SEC on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel. The Company has not distributed and, prior to the later to occur of each Advance Notice Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Common Shares other than a Registration Statement and the Prospectus to which the Investor has consented.

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Section 4.09. No Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Advance Notice Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 4.10. Conformity with Securities Act and Exchange Act. Each Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in each Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 4.11. Equity Capitalization.

(a) Authorized and Outstanding Capital Stock. After giving effect to the closing of the Business Combination, the authorized capital stock of Company will be as set forth on Schedule 4.11(a), which authorized capital stock shall consist of no less than a number of Common Shares sufficient to satisfy the Company’s obligations pursuant to Section 6.26 herein. As of the date hereof, the Company has (i) 5,008,229 Common Shares issued and outstanding, (ii) no shares of preferred stock are issued and outstanding, and (iii) securities issued by the Company convertible or exercisable into 605,525 Common Shares.

(b) Valid Issuance; Available Shares. All of such outstanding shares of capital stock are duly authorized and have been validly issued and are fully paid and nonassessable.

(c) Existing Securities; Obligations. Except as disclosed in the SEC Documents and as set forth on Schedule 4.11(c): (A) none of the Company’s or any Subsidiary’s shares, interests or shares of capital stock is subject to preemptive rights or any other similar rights or liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or shares of capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Shares; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

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Section 4.12. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement.

Section 4.13. Employee Relations. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.14. Environmental Laws. The Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 4.15. Title. Except as would not cause a Material Adverse Effect, the Company (or its Subsidiaries) has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 4.16. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.17. Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

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Section 4.18. Internal Accounting Controls. Except as set forth in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 4.19. Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Shares or any of its Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.20. Absence of Certain Changes. Except as set forth in the SEC Documents, since the date of the Company’s and any Subsidiary’s most recent audited financial statements contained in an Annual Report on Form 10-K or Registration Statement on Form S-4 (No. 333-297710) (the “Business Combination Registration Statement”), as applicable, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of the Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K or the Business Combination Registration Statement, except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at such Closing, will not be Insolvent.

Section 4.21. Subsidiaries. Other than as set forth in the SEC Documents, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.22. Tax Status. Each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 4.23. Certain Transactions. Except as disclosed in the SEC Documents or as not required to be disclosed pursuant to Applicable Laws, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.24. Rights of First Refusal. The Company is not obligated to offer any Common Shares offered hereunder or any of the Company’s other securities offered pursuant to the Transaction Documents on a right of first refusal basis to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

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Section 4.25. Dilution. The Company is aware and acknowledges that issuance of Common Shares hereunder could cause dilution to the stockholders of the Company and could significantly increase the outstanding number of Common Shares.

Section 4.26. Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder and the acquisition of the Commitment Note. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Common Shares pursuant to any Advances would violate any rules of the Principal Market. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

Section 4.27. Placement Agent’s Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Common Shares and Commitment Note. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Common Shares and the Commitment Note other than I-Bankers Securities, Inc.

Section 4.28. Relationship of the Parties. Neither the Company, nor any of its Subsidiaries, affiliates, nor any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, Subsidiaries, or any person acting on its or their behalf. The Investor’s relationship to the Company is solely as investor as provided for in the Transaction Documents.

Section 4.29. Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or a Prospectus prepared pursuant to the terms of the Registration Rights Agreement will be made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 4.30. Compliance with Laws. The Company and each of its Subsidiaries are in compliance in all material respects with Applicable Laws; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, has not complied with Applicable Laws, or could give rise to a notice of non-compliance with Applicable Laws, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would have a Material Adverse Effect.

Section 4.31. Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Common Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

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Section 4.32. Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Section 4.33. No Undisclosed Events, Liabilities, Developments or Circumstances. Except as disclosed in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws in the Business Combination Registration Statement and which has not been publicly announced, (ii) could have a material adverse effect on the Investor’s investment hereunder or (iii) could have a Material Adverse Effect.

Section 4.34. Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on the Company’s business. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards reasonably designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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Section 4.35. Investment Company Status. The Company is not, and upon consummation of the sale or issuance of the Common Shares and Commitment Note will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 4.36. Acknowledgement Regarding Investor’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms thereof, the Investor has not been asked by the Company or any of its Subsidiaries to agree, nor has the Investor agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Common Shares or Commitment Note for any specified term; (ii) the Investor, and counterparties in “derivative” transactions to which the Investor is a party, directly or indirectly, presently may have a “short” position in the Common Shares which was established prior to the Investor’s knowledge of the transactions contemplated by the Transaction Documents; (iii) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) the Investor may rely on the Company’s obligation to timely deliver Common Shares upon the conversion or otherwise pursuant to the terms of the Commitment Note as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Shares. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents, the Investor may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Common Shares) at various times during the period that the Commitment Note is outstanding, including, without limitation, during the periods that the value and/or number of the Conversion Shares, as applicable, deliverable with respect to the Commitment Note are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Common Shares), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Commitment Note or any other Transaction Document or any of the documents executed in connection herewith or therewith.

Section 4.37. DTC Eligibility. The Common Shares are eligible for clearance and settlement through DTC and for issuance and transfer through DTC’s Deposit/Withdrawal at Custodian (DWAC) system, and no suspension, chill, freeze or restriction has been imposed or, to the Company’s knowledge, threatened by DTC with respect to the Common Shares.

Article V. Indemnification

Section 5.01. Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and its investment manager and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. The indemnity in this Section 5.01 shall also apply to any claim, action, inquiry, investigation or proceeding (including by the SEC or any other Governmental Entity) arising out of or relating to the Investor’s status as an “underwriter” or “selling stockholder” in any Registration Statement, the Business Combination Registration Statement, or any Prospectus, except to the extent resulting from the Investor’s breach of this Agreement or violation of Applicable Laws, and shall inure to the benefit of any permitted assignee of the Investor under Section 6.20. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

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Section 5.02. Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company, its Subsidiaries and all of their respective officers, directors, stockholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any material breach of any material covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Laws, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

Section 5.03. Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. If the indemnifying party fails to assume control of the defense of any such action or proceeding within ten (10) Trading Days after receipt of notice thereof, the Investor Indemnitee or Company Indemnitee, as applicable, may control its own defense with counsel of its choosing, at the reasonable expense of the indemnifying party. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

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Section 5.04. Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.

Section 5.05. Limitation of Liability. Notwithstanding the foregoing, no party shall seek, nor shall any party be entitled to recover from the other party, special, incidental, indirect, consequential, punitive or exemplary damages; provided, however, that the foregoing shall not limit (i) the Company’s indemnification obligations under this Article V in respect of amounts payable to third parties, (ii) any liability for fraud or willful misconduct, or (iii) the Investor’s rights and remedies under Section 2.05.

Article VI. Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period (or, in the case of any covenant that by its terms applies for a longer period, for such longer period):

Section 6.01. Effective Registration Statement. From the time that the initial Registration Statement is declared effective by the SEC and continuing thereafter during the Commitment Period, the Company shall maintain the continuous effectiveness of a Registration Statement filed with the SEC under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

Section 6.02. Listing. The Company shall use its best efforts to continue the listing and trading of its Common Shares and Conversion Shares and the listing of the Shares on the Principal Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Principal Market; provided that if the Company receives any notice, deficiency letter or other communication from the Principal Market regarding any continued listing standard (whether or not appealable), including any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain or if the Company fails to maintain compliance with the continued listing requirements of the Principal Market, the Company shall promptly (and in any case within one (1) Trading Day) publicly disclose such fact by filing a Current Report on Form 8-K with the SEC and shall use its commercially reasonable efforts to cause the Common Shares to be listed or quoted on another Trading Market.

Section 6.03. Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Shares, Commitment Note and Conversion Shares for issuance by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time during the Commitment Period; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

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Section 6.04. Suspension of Registration Statement.

(a) Establishment of a Black Out Period. During the Commitment Period, the Company from time to time may suspend the use of a Registration Statement by written notice to the Investor in the event that the Company determines in its sole discretion in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

(b) No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Common Shares or Conversion Shares pursuant to such Registration Statement, but may sell Common Shares pursuant to an exemption from registration, if available, subject to the Investor’s compliance with Applicable Laws. For the avoidance of doubt, no Black Out Period shall prevent the Investor from converting the Commitment Note pursuant to its terms.

(c) Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is longer than 30 days or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. The Company shall not impose more than two (2) Black Out Periods, or Black Out Periods aggregating more than forty-five (45) days, in any period of 365 consecutive days.In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 6.05. Listing of Common Shares. As of each Advance Notice Date, the Common Shares to be issued and sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market, subject to official notice of issuance. As of each Advance Notice Date, the Common Shares shall not have been limited or suspended from trading on the Principal Market (other than suspensions of not more than two (2) Trading Days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by the Principal Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods (it being understood by the Company and the Investor that no reasonable prospect of delisting will occur prior to the Company holding an annual or special meeting of its stockholders in order to obtain Stockholder Approval, including any postponement thereof) or any communications from the Principal Market related to such notice that do not actually effect the delisting or suspension of the Common Shares) or be reasonably likely to occur or pending as evidenced by (A) a writing by such Principal Market or (B) the Company falling below the minimum listing maintenance requirements of the Principal Market on which the Common Shares are then listed, provided that the Investor may waive such condition at the Investor’s sole option.

Section 6.06. Opinion of Counsel. Prior to the date of the delivery by the Company of the first Advance Notice, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor. Prior to the date of the issuance of the Commitment Note, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 6.07. Exchange Act Registration. The Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and, during the Commitment Period, will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

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Section 6.08. Legal Opinions; Restrictive Legends. The Company is obligated to cause its legal counsel to deliver legal opinions to the Transfer Agent in connection with any legend removal requested pursuant to Rule 144, within one (1) Trading Day of such legend removal request, subject to the Investor providing customary representations and other documentation, if any, as reasonably requested by the Company, its counsel or the Transfer Agent. In addition, within one (1) Trading Day after the initial Registration Statement which covers the Shares is declared effective by the SEC, the Company shall deliver, and shall cause its legal counsel to deliver, to the Transfer Agent (with copies to the Investor) a legal opinion stating that such Shares are registered for resale pursuant to such Registration Statement that has been declared effective by the SEC and that any restrictive legends on the Shares shall be removed in connection with the resale of such Shares by the Investor pursuant to such Registration Statement. To the extent that a legal opinion is not provided (either timely or at all), then, in addition to being a breach of the covenant in this Section 6.08 hereunder, the Company agrees to reimburse the Investor for all costs incurred by the Investor in connection with any legal opinions paid for by the Investor in connection with the sale or transfer of the Shares. The Investor shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company promptly. In addition to the foregoing reimbursement obligation, if the Company or its counsel fails to deliver any opinion or instruction required by this Section 6.08 or Section 6.09 within the time periods stated therein, the Company shall pay the Investor liquidated damages equal to 1% of the aggregate value of the affected Shares (based on the last closing price of the Common Shares on the Principal Market) for each Trading Day of delay, it being acknowledged and agreed that such amount is a reasonable estimate of the Investor’s damages and not a penalty.

Section 6.09. Transfer Agent Instructions. For any time while there is a Registration Statement in effect for this transaction, the Company shall (if required by the transfer agent for the Common Shares) deliver to the transfer agent for the Common Shares (with a copy to the Investor) (i) instructions to issue Common Shares to the Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with Applicable Law, in each case supported as needed by an opinion from legal counsel for the Company and (ii) an opinion of Company counsel, stating that Rule 144 promulgated under the Securities Act (“Rule 144”) is available as an exemption from registration for the resale of the Common Shares.

Section 6.10. Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.11. Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus (such information to be held in strict confidence by Investor until such time as it is publicly disclosed by the Company): (i) the issuance by the SEC or any other federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (ii) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law (and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus). The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant to any pending Advance Notice and the Investor shall not be obligated to purchase any Shares pursuant to any Advance Notice, during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (ii), inclusive, a “Material Outside Event”).

Section 6.12. Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.04 hereof, and all Shares in connection with such Advance have been received by the Investor.

Section 6.13. Issuance of the Securities. The issuance and sale of the Common Shares, Commitment Note and Conversion Shares to the Investor hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act and any applicable state securities law.

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Section 6.14. Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the preparation, negotiation and execution of this Agreement and the other Transaction Documents and any amendment or modifications hereto or thereto and the performance of its obligations hereunder or thereunder, including, but not limited to, (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares, Commitment Note and Conversion Shares, issued pursuant to this Agreement and the Commitment Note, as applicable, (iii) all fees and disbursements of the Company’s counsel, accountants and other service providers or advisors and the fees and disbursements of any counsel to the Investor, (iv) the qualification of the Shares, Commitment Note and Conversion Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any Prospectus and any amendments or supplements thereto requested by the Investor, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares, Commitment Note and the Conversion Shares for trading on the Principal Market and (vii) filing fees of the SEC and the Principal Market.

Section 6.15. Current Report. The Company shall (i) promptly, and in any event not later than 9:30 a.m., New York City time, on the fourth Trading Day following the date of this Agreement, file with the SEC a Current Report on Form 8-K (including any exhibits thereto, the “Current Report”), and (ii) within thirty (30) days after the date hereof (the “Amendment Deadline”), file a pre-effective amendment to the Business Combination Registration Statement (the “Registration Statement Amendment”), in both cases, describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents, which Current Report and amendment to the Business Combination Registration Statement shall include all material, nonpublic information required to be disclosed in connection with the transactions contemplated by the Transaction Documents. The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on a draft of the Current Report and Registration Statement Amendment prior to filing the Current Report and Registration Statement Amendment with the SEC and shall give due consideration to all such comments that are timely received by the Company. The Company shall not file the Current Report or Registration Statement Amendment without the Investor’s prior written consent, which consent shall not be unreasonably withheld, with respect to the disclosure of information with respect to Transaction Documents and related matters. Should the Company choose to issue a press release announcing this Agreement, then such press release shall be issued on the same day the Current Report is filed with the SEC. Until the Current Report and the Registration Statement Amendment are filed with the SEC, the Company shall not deliver any Advance Notices pursuant to this Agreement. In addition, effective upon the filing of the Current Report and the Registration Statement Amendment, the Company acknowledges and agrees that any and all confidentiality or similar obligations, whether written or oral, between the Company, any of its Subsidiaries, or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and Investor or any of its respective officers, directors, affiliates, employees or agents, on the other hand shall terminate. The Company and its Subsidiaries shall not, and shall cause each of their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion). The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares.

Section 6.16. Use of Proceeds. The proceeds from any sale of Shares by the Company to the Investor hereunder shall be used by the Company first to pay any Note Payments due under the Commitment Note, with the proceeds from the Aggregate Purchase Price for such Advance Shares being applied in defrayal of the applicable Note Payments and the remainder in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to this Agreement, including for working capital purposes for the Company and its Subsidiaries. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any advances or loans to any executives or employees of the Company or any Subsidiary or to make any payments in respect of any related party obligations, including without limitation any payables or notes payable to related parties of the Company or any Subsidiary whether or not such amounts are described on the balance sheets of the Company in any SEC Documents and any Subsidiary or described in any “Related Party Transactions” section of any SEC Documents. Neither the Company nor any Subsidiary will, directly or indirectly, use any proceeds of the transactions contemplated herein (i) to repurchase or redeem any securities of the Company, (ii) to declare or pay any dividend or distribution, or (iii) to settle any judgment against, or fund any claim or proceeding adverse to, the Investor or any of its Affiliates.

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Section 6.17. Market Activities. Neither the Company, nor any of its Subsidiaries, nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares.

Section 6.18. Trading Information. Upon the Company’s reasonable request (no more frequently than once per calendar month), the Investor agrees to provide the Company with a trading report setting forth the aggregate number and average sales price of Common Shares sold by the Investor during the prior calendar month, solely for share-count reconciliation purposes. The Company shall keep each such report confidential and shall not use any such report in determining the timing, size or pricing of any Advance Notice.

Section 6.19. Selling Restrictions.

(a) Short Sales. Except as expressly set forth in this Agreement and subject to Section 6.19(b), the Investor covenants that from and after the date hereof through and including the Trading Day following the expiration or termination of this Agreement as provided in Section 9.01 (the “Restricted Period”), none of the Investor or any entity managed or directly controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, or (ii) engage in any hedging transaction, which establishes a net short position with respect to the Common Shares, in each case either for its own principal account or for the principal account of any other Restricted Person (each instance, as applicable, a “Short Sale”). Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares; or (2) selling a number of Common Shares equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company or the transfer agent pursuant to this Agreement.

(b) Notwithstanding anything to the contrary contained in Section 6.19(a), in the event any Restricted Persons holds any form of security or instrument that is (or may become) convertible into, or exercisable for, Common Shares (an “Owned Instrument”) then the Restricted Persons may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Common Shares) at various times during the period that Owned Instrument remains outstanding, including, without limitation, during the periods that the value and/or number of the Common Shares underlying the Owned Instrument, as applicable, deliverable with respect to the Owned Instrument are being determined. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

Section 6.20. Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person, provided however that the Investor may assign its rights and obligations hereunder to an Affiliate. For purposes of this Section 6.20, (i) any merger or consolidation of the Company with or into another Person (other than a merger in which the Company is the surviving entity and the holders of the Company’s voting securities immediately prior thereto continue to hold a majority of the voting power of the Company immediately thereafter), (ii) any acquisition by any Person or group of Persons acting in concert of beneficial ownership of a majority of the outstanding voting power of the Company, and (iii) any sale, transfer or other disposition of all or substantially all of the assets of the Company (collectively, a “Change of Control”), shall each be deemed an assignment of this Agreement by the Company; provided, however, that a Change of Control shall be permitted without the prior written consent of the Investor so long as (x) the successor or acquiring Person (if other than the Company) expressly assumes in writing all of the Company’s obligations under this Agreement and the other Transaction Documents and (y) such Change of Control does not otherwise result in a breach of, or conflict with, any requirement, covenant or other obligation under this Agreement or the other Transaction Documents. Any purported assignment of this Agreement, or of any rights or obligations hereunder, in violation of this Section 6.20 shall be null and void ab initio. In addition, at any time from and after the first public announcement of, or the Company’s first notice to the Investor of, a transaction or series of transactions that would constitute a Change of Control, until the date that is thirty (30) calendar days after the consummation of such Change of Control, the Investor may, at its option, terminate this Agreement effective upon written notice to the Company. For the avoidance of doubt, the consummation of the Business Combination in accordance with the Business Combination Agreement shall not constitute a Change of Control or an assignment for purposes of this Section 6.20.

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Section 6.21. No Frustration; No Variable Rate Transactions, Etc.

(a) No Frustration. Neither the Company nor any Subsidiary shall enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver the Shares to the Investor in respect of an Advance Notice.

(b) No Variable Rate Transactions.

(i) Variable Rate Transaction. From the date hereof until the later of (i) twelve (12) months after the date on which the initial Registration Statement is declared effective by the SEC, (ii) three (3) months after the date of termination of this Agreement in accordance with Section 9.01 herein, and (iii) the expiration of the Additional Issuance Restricted Period (the “Limitation Date”), the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement of Common Shares or Common Share Equivalents (or a combination thereof) involving a Variable Rate Transaction, other than (x) in connection with the issuance of Excluded Securities, (y) than in connection with that certain securities purchase agreement, dated as of September 15, 2026, by and between the Company and the investors party thereto (the “Note Purchase Agreement”) or (z) with the prior written consent of the Investor. The Investor shall be entitled to seek injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

(ii) Notwithstanding anything to the contrary, this Section 6.21(b) shall not apply to any issuance of Shares pursuant to this Agreement.

Section 6.22. Right of First Refusal.

(a) During the Additional Issuance Restricted Period, in the event that the Company receives a Bona Fide Offer (defined below) of a Subsequent Placement, then the Company must, and irrevocably agrees to, first offer such opportunity to the Investor to provide such capital or financing to the Company on the same terms as the respective third party’s terms, and the Investor may in its sole discretion determine whether the Investor will provide such capital or financing for such Subsequent Placement. Upon receipt of the third-party offer, the Company shall promptly provide notice thereof to the Investor (the “Offer Notice”) and provide copies of the pending transaction documents. Should the Investor be unwilling or unable to provide such capital or financing to the Company within five (5) Trading Days from the Investor’s receipt of the Offer Notice from the Company, then the Company may obtain such capital or financing from such third party on the exact same terms and conditions offered by the Company to the Investor and such transaction must be completed within seven (7) Trading Days after the expiration of such five (5) Trading Day period. If the Company does not receive the capital or financing from the respective third party within seven (7) Trading Days after the expiration of the five (5) Trading Day period applicable to the respective Offer Notice, then the Company must again offer the capital or financing opportunity to the Investor as described above, and the process detailed above shall be repeated. A “Bona Fide Offer” is one in which the third party purchaser is irrevocably and contractually bound to purchase the subject securities from the Company, subject to the Investor’s right of first refusal.

Section 6.23. Consummation of the Business Combination. The Company shall use its best efforts to consummate the Business Combination prior to December 11, 2026, or such later date as agreed to by the Investor.

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Section 6.24. Non-Public Information. Neither the Company, its Subsidiaries, nor any of their directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company, or any of its directors, officers, employees or agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company shall not disclose any material non-public information to the Investor without the Investor’s prior written consent.

Section 6.25. Stockholder Approval. The Company shall include the Stockholder Proposal (as defined below) in the proxy statement/prospectus that forms a part of the Registration Statement Amendment to enable it to provide each stockholder entitled to vote at a meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held no later than December 11, 2026 (the “Stockholder Meeting Deadline”), a proxy statement in a form reasonably acceptable to the Investor and Sullivan & Worcester LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Sullivan & Worcester LLP incurred in connection therewith. The proxy statement/prospectus shall solicit each of its stockholders’ affirmative vote at the Stockholder Meeting for the approval of a proposal (“Stockholder Proposal”) to authorize the issuance of all of the Shares and Commitment Shares issuable hereunder and the Commitment Note in compliance with the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such proposal and to cause the Board to recommend to the stockholders that they approve such proposal. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained by the Stockholder Meeting Deadline, the Company shall adjourn and reconvene the Stockholder Meeting at least as often as every thirty (30) calendar days thereafter until such Stockholder Approval is obtained. If the Stockholder Approval is not obtained by the three hundred and sixty-fifth (365th) calendar day after the date hereof, the Investor may, at its option, terminate this Agreement effective upon written notice to the Company.

Section 6.26. Reservation. During the period commencing on the date the Commitment Note is issued and ending on the date the Commitment Note is no longer outstanding, the Company shall at all times reserve a number of Common Shares equal to the Required Reserve Amount (as defined in the Commitment Note). As of the applicable Closing and on the first day of every calendar quarter beginning after the Business Combination Date, the Company shall have reserved from its duly authorized shares of capital stock not less than 100% of the Common Shares issuable hereunder, which number of Common Shares shall be calculated assuming a price per share equal to 80% of the lower of (i) the VWAP on the Principal Market during Regular Trading Hours (as reported by the Reporting Service) for the three (3) Trading Days immediately preceding the measurement date and (ii) the last closing price per Common Share (the “Reservation Estimate”). If the Company does not have sufficient authorized Common Shares available for the Reservation Estimate or the Required Reserve Amount, then the Company shall reserve the maximum amount available as of the applicable date and shall thereafter increase such reserve amount on the first day of every successive month until the reserve amount is equal to the Reservation Estimate and the Required Reserve Amount, respectively; provided, however, that, without the prior written consent of the Investor, the Company may not deliver an Advance Notice hereunder if the reserve amount is less than the number of Advance Shares to be purchased in such Advance. Any consent provided by the Investor pursuant to this Section 6.26 shall only apply to the applicable Advance Notice and shall not be deemed to be a consent to any additional Advance Notices.

Section 6.27. Market Activities. The Company and its Subsidiaries, will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act.

Section 6.28. Use of Name. The Company and its Subsidiaries shall not, directly or indirectly, use the names “SZOP”, “ATW”, or any derivations thereof, or the name of any of the Investor’s Affiliates or logos associated with these names, as the case may be, in any manner or take any action that may imply any relationship with the Investor or any of its Affiliates without the prior written consent of the Investor, provided, however, the Investor hereby consents to all lawful uses of these names in the prospectus, statement and other materials that are required by applicable laws or pursuant to the disclosure requirements of the SEC or any state securities authority.

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Section 6.29. Change in Transfer Agent. The Company agrees that in the event the Transfer Agent resigns, or is terminated by the Company, as the Company’s transfer agent, the Company shall promptly provide written notice to the Investor of such resignation or termination and shall engage a replacement transfer agent that is acceptable to the Investor at the Investor’s sole discretion within five (5) Trading Days of the receipt of such written delivery. The Company shall not be eligible to deliver an Advance Notice until such successor transfer agent has been approved by the Investor and appointed by the Company. Prior to the delivery of the first Advance Notice, the Company shall deliver to the Investor an irrevocable transfer agent instruction letter, in form and substance reasonably satisfactory to the Investor and countersigned by the Transfer Agent, and the Company shall not amend, modify or terminate such letter without the prior written consent of the Investor. The Company shall not be eligible to deliver an Advance Notice unless and until any successor transfer agent has executed and delivered a counterpart of such instruction letter.

Article VII. Non-Exclusive Agreement.

Section 7.01. Except as provided herein or in the Commitment Note (including, without limitation, as limited by Sections 6.21 and 6.22), this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, to any person or persons any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future shares of capital stock.

Article VIII. Choice of Law/Jurisdiction

Section 8.01. This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether the State of Delaware, or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Parties further agree that any action between them shall be heard in the state and federal courts sitting in the City of Wilmington, County of New Castle, and expressly consent to the jurisdiction and venue of the state and federal courts sitting in the City of Wilmington, County of New Castle, for the adjudication of any civil action asserted pursuant to this Agreement.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

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Article IX. Termination

Section 9.01. Termination.

(a) Unless earlier terminated as provided hereunder, this Agreement shall terminate (the “Termination”) on the earliest of the following dates (the “Termination Date”): (i) the first day of the next month following the 36-month anniversary of the effective date of the initial Registration Statement, (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Shares equal to the Commitment Amount and all Advance Shares have been delivered, (iii) the date on which the Investor, at its option and effective upon written notice to the Company, terminates this Agreement following the Company’s announcement or public disclosure of a material restatement of its financial statements for two (2) or more fiscal quarters (the “Restatement Termination”), (iv) the Effectiveness Failure Termination; (v) the Company Optional Termination; (vi) the Lapsed Registration Termination; (vii) the Delisting Termination; (viii) the Mutual Consent Termination (each as defined in Section 9.01(b)); (ix) the date of any termination by the Investor pursuant to Section 6.25; and (x) the date of any termination by the Investor pursuant to Section 6.20.

(b) The Company may terminate this Agreement following the effectiveness of a Registration Statement effective upon five (5) Trading Days’ prior written notice to the Investor; provided that there are no outstanding Advance Notices, Notices under which Common Shares have yet to be issued, and the Commitment Note is no longer outstanding (the “Company Optional Termination”). Following the effectiveness of a Registration Statement, the Investor may terminate this Agreement effective immediately if the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days or for more than an aggregate of twenty (20) Trading Days in any 365-day period (the “Lapsed Registration Termination”). If the Registration Statement is not declared effective by the one hundred and twentieth (120th) day after the Business Combination Date, the Investor may terminate this Agreement at any time thereafter in its sole discretion, effective upon notice to the Company (the “Effectiveness Failure Termination”). If at any time, following the Business Combination Date, the Common Shares are not listed or quoted for trading on at least one Trading Market, the Investor may terminate this Agreement at any time thereafter in its sole discretion, effective upon written notice to the Company (the “Delisting Termination”). This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent (the “Mutual Consent Termination”).

(c) Nothing in this Section 9.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance of another party of its obligations under this Agreement. Article V, Sections 6.14, 6.19, 6.21, 6.22, 6.24, 6.25, 6.28 and 11.04, and this Section 9.01, shall survive termination of this Agreement (in the case of Sections 6.21, 6.22 and 6.25, for the respective periods provided therein, except as provided in the last sentence of this Section); provided, however, that if the Commitment Note is still outstanding as of such Termination Date, this Agreement shall remain in full force and effect with respect to the provisions related to the Commitment Note until such time as the Commitment Note is no longer outstanding and during such time no Advance Notice may be delivered by the Company. Termination shall not affect any Advance for which an Advance Notice was delivered before the Termination Date, which shall be settled in accordance with this Agreement. Notwithstanding the foregoing, the Company may terminate this Agreement upon twenty (20) Trading Days prior written notice if a Going Private Transaction has occurred (the “Private Transaction Termination”), in which case, the obligations of the Company pursuant to Sections 6.21 and 6.22 shall terminate upon the effectiveness of such Private Transaction Termination.

Article X. Notices

Section 10.01. Other than with respect to Advance Notices, which must be in writing and sent by e-mail to all (each and every) Investor e-mail address listed on Exhibit B (as such list may be amended from time to time by written notice to the Company by the Investor), and will be deemed delivered on the day set forth in Section 2.01(b), any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally; (b) upon receipt, when sent by e-mail to all addresses noted below if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (c) 5 days after being sent by U.S. certified mail, return receipt requested, (d) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications (except for Advance Notices, which shall be delivered in accordance with Section 2.01(b) and Exhibit B hereof) shall be:

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If to the Company	IB Acquisition Corp. (or following the consummation of the Business Combination, GNQ Insilico, Inc.)
1200 N Federal Highway, Suite 215 Boca Raton, Florida 33432 Attn: Al Lopez Telephone: (214) 687-0020 Email: lopez.al@mac.com

With a copy to (which shall not constitute notice or delivery of process) to:

ArentFox Schiff LLP
1717 K Street NW
Washington, D.C. 20006

Attn: Ralph V. DeMartino, Esq. & Marc E. Rivera, Esq.

Telephone: (202) 724-6848; (202) 350-3643

Email: ralph.demartino@afslaw.com

  marc.rivera@afslaw.com

If to the Company (after the consummation of the Business Combination):	GNQ Insilico Inc. 6200 Stoneridge Mall Road, Suite 300 Pleasanton, CA 94588 Attn: Rehan Huda Email: rehan.huda@gnq.ai

With a copy to (which shall not constitute notice or delivery of process) to:	Barnes & Thornburg LLP 1600 West End Avenue Nashville, TN 37203 Attn: Jay Knight Telephone: (615) 621-6009 Email: jay.knight@btlaw.com

If to the Investor(s):

SZOP OPPORTUNITIES I LLC
ONE PENN, 1 Pennsylvania Plaza, Suite 4810
New York, New York 10119
Attn: Kerry Propper, Managing Member
Telephone: (646) 975-5548
Email: notice@atwpartners.com

kpropper@atwpartners.com

ibarber@atwpartners.com

operations@atwpartners.com

trading@atwpartners.com

With a copy (which shall not constitute notice or delivery of process) to:	Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 Attn: David Danovitch, Esq. Telephone: (212) 660-3060 Email: ddanovitch@sullivanlaw.com

40

or at such other address and/or e-mail and/or to the attention of such other person as the recipient party has specified by written notice given to each party three Trading Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service in accordance with clause (i), (ii) or (iii) above, respectively.

Article XI. Miscellaneous

Section 11.01. Counterparts. This Agreement may be executed in identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

Section 11.02. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement. No waiver shall be effected by any course of dealing, course of performance or delay in exercising any right, and no waiver granted on any one occasion shall be construed as a waiver of any right on any future occasion.

Section 11.03. Reporting Entity for Common Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Shares on any given Trading Day for the purposes of this Agreement shall be the Reporting Service or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 11.04. Fees and Expenses; Commitment Fee; Extension Fee. The Company shall reimburse the Investor for all legal fees and expenses and reasonable costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, diligence, negotiation, applicable closing and post-closing, as applicable, including related amendments, waivers, enforcement actions, compliance checks or legal audits, of the transactions contemplated by the Transaction Documents irrespective of whether or not any Closings occur (including, without limitation, as applicable, any other reasonable and documented fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) and such Transaction Expenses not otherwise paid by the Company shall be withheld by the Investor from its Aggregate Purchase Price at each applicable Closing; provided, that the Company shall promptly reimburse Sullivan & Worcester LLP (and/or the Investor, as applicable) on demand for all Transaction Expenses applicable thereto in accordance hereto not so reimbursed through such withholding at such applicable Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, the Depository Trust Company (“DTC”) fees or broker’s commissions (other than for Persons engaged by the Investor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. On the Business Combination Date, the Company shall pay to the Investor a commitment fee in an amount equal to $675,000 (the “Commitment Fee”) which fee shall be payable by the issuance to the Investor of a senior convertible promissory note in the original principal amount of $675,000, substantially in the form attached hereto as Exhibit D (the “Commitment Note”), the obligations of which shall be guaranteed by the Target by the execution of a Guarantee, substantially in the form attached hereto as Exhibit E. In the event that on or before January 4, 2027 (the “Extension Deadline”) (i) the Business Combination Date has not occurred, (ii) the Business Combination has not been abandoned and (iii) this Agreement has not been terminated by the Investor, then on the Extension Deadline, the Company shall pay to the Investor an extension fee in an amount equal to the Commitment Fee (the “Extension Fee”), which fee shall be payable by the issuance to the Investor of a senior convertible promissory note in the original principal amount of $675,000, substantially in the form of the Commitment Note (the “Extension Note”), the obligations of which shall also be guaranteed by the Target by the execution of a Guarantee, substantially in the form attached hereto as Exhibit E, and upon the issuance of the Extension Note, the obligation to pay the Commitment Fee and issue the Commitment Note shall be waived. The Commitment Fee and the Extension Fee, as applicable, shall be deemed fully earned on the Business Combination Date and the Extension Deadline, respectively. In the event that the Extension Fee is payable and the Extension Note is issued, all references in this Agreement to the Commitment Fee and the Commitment Note shall be deemed to refer to the Extension Fee and the Extension Note unless the context otherwise requires. The Company shall include the resale of the Common Shares issuable upon the conversion or otherwise pursuant to the terms of the Commitment Note and the Extension Note, (the “Conversion Shares”) in the initial Registration Statement.

41

Section 11.05. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 11.06. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Except as provided in Section 6.20, the Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Investor hereunder with respect to such assigned rights.

Section 11.07. No Third-Party Beneficiaries. Except for the Investor Indemnitees and the Company Indemnitees under Article V, this Agreement confers no rights or remedies on any Person other than the parties.

Section 11.08. Further Assurances. Each party shall execute and deliver such further documents and take such further actions as the other party reasonably requests to give effect to this Agreement.

Section 11.09. Construction. Headings are for convenience only and do not affect interpretation. The parties have participated jointly in negotiating this Agreement, and no rule of construction against the drafting party shall apply.

Section 11.10. Trust Account Waiver. The Investor hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in or distributions from the Trust Account, and shall not make any claim against the Trust Account, with respect to any claim based upon, arising out of, resulting from, in connection with or relating to the Transaction Documents or the transactions contemplated hereby, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account or distributions therefrom now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (c) will not seek recourse against the Trust Account for any Released Claims. Notwithstanding the foregoing, nothing in this Section 11.10 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in or distributions from the Trust Account by virtue of its record or beneficial ownership of any Common Shares acquired by such means other than pursuant to this Agreement and the other Transaction Documents and outstanding on the date hereof (whether acquired by the Investor prior to, on or after the date hereof), pursuant to a validly exercised redemption right with respect to any such Common Shares, and, for the avoidance of doubt, nothing contained herein shall limit the Investor’s rights, if any, in respect of the Transaction Documents and the transactions contemplated thereby

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

42

IN WITNESS WHEREOF, the parties hereto have caused this Equity Purchase Facility Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

IB ACQUISITION CORP.

By:	/s/ Al Lopez
Name:	Al Lopez
Title:	Chief Executive Officer

INVESTOR:

SZOP OPPORTUNITIES I LLC

By:	/s/ Kerry Propper
Name:	Kerry Propper
Title:	Managing Member

[Signature Page to Equity Purchase Facility Agreement]

ANNEX I TO THE

EQUITY PURCHASE FACILITY AGREEMENT

CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY

TO DELIVER AN ADVANCE NOTICE

The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance are subject to the satisfaction or waiver, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in the Agreement, to which this Annex I is attached, shall be true and correct in all material respects as of the Advance Notice Date, except to the extent such representations and warranties are as of another date, such representations and warranties shall be true and correct as of such other date. Any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects.

(b)	Registration of the Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the Prospectus thereunder to resell all of the Shares issuable pursuant to such Advance Notice and the Conversion Shares.

(c)	Public Information. The Current Report and the amendment to the Business Combination Registration Statement shall have been filed with the SEC and the Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

(d)	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Common Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Common Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(e)	Board. The board of directors of the Company shall have approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Investor.

(f)	No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(g)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date including, without limitation, the delivery of all Common Shares issuable pursuant to all previously delivered Advance Notices and all Conversion Shares issuable pursuant to any conversion notices delivered pursuant to the Commitment Note.

(h)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

I-1

(i)	No Suspension of Trading in or Delisting of Common Shares. The Advance Shares and Conversion Shares have been approved for trading on the Principal Market, subject to official notice of issuance. Trading in the Common Shares shall not have been suspended by the SEC, the Principal Market or FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Shares is listed on any subsequent Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by the DTC with respect to the Common Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(j)	Authorized. All of the Shares issuable pursuant to the applicable Advance Notice shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior Advance Notices required to have been received by the Investor under this Agreement shall have been delivered to the Investor in accordance with this Agreement.

(k)	Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

(l)	Consecutive Advance Notices. Unless the Investor consents in writing (which may be by e-mail at any time prior to the expiration of the Pricing Period for such applicable Advance Notices), the Pricing Period for all prior Advances has been completed and all prior Advance Notices have been settled at a Closing.

(m)	Stockholder Approval. The Company shall have obtained the Stockholder Approval.

(n)	Material Adverse Effect. No Material Adverse Effect shall have occurred and be continuing.

(o)	Delivery. Furthermore, the Company shall not have the right to deliver an Advance Notice to the Investor if any of the following shall occur:

(i)	the Company breaches any representation or warranty in any material respect, or breaches any covenant or other term or condition under any Transaction Document in any material respect;

(ii)	if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law for so long as such proceeding is not dismissed;

(iii)	if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (4) makes a general assignment for the benefit of its creditors or (5), is generally unable to pay its debts as the same become due;

(iv)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (1) is for relief against the Company in an involuntary case, (2) appoints a Custodian of the Company or for all or substantially all of its property, or (3) orders the liquidation of the Company or any Subsidiary for so long as such order, decree or similar action remains in effect; or

(v)	if at any time the Company is not eligible or is unable to transfer its Shares to Investor, including, without limitation, electronically through FAST.

(p)	Non-Public Information. The Investor shall have neither received, nor be in possession of, any material, non-public information regarding the Company or any of its Subsidiaries.

(q)	Transactions. The Company shall have consummated the Business Combination.

(r)	DTC Eligibility. The Common Shares are eligible for clearance and settlement through DTC and for issuance and transfer through DTC’s DWAC system, and no suspension, chill, freeze or restriction has been imposed by DTC with respect to the Common Shares.

(s)	Commitment Note. The Investor shall have received the Commitment Note or the Extension Note, as applicable, and the executed Guarantee on or prior to the Business Combination Date and the Extension Deadline, as applicable.

I-2

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

(See Attached)

A-1

EXHIBIT B

ADVANCE NOTICE

VIA EMAIL TO ALL
ibarber@atwpartners.com	Date:_________________
kpropper@atwpartners.com
operations@atwpartners.com
trading@atwpartners.com	Advance Notice Number: _______

The undersigned, _______________________, hereby certifies, with respect to the sale of Common Shares of GNQ Insilico Inc., a Delaware corporation (the “Company”), issuable in connection with this Advance Notice, delivered pursuant to that certain Equity Purchase Facility Agreement, dated as of [    ], 2026 (the “Agreement”), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1. Authorization: The undersigned is the duly elected ________________________ of the Company.

2. Registration: There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3. Conditions Precedent Compliance: The Company has performed in all material respects all covenants and agreements to be performed by the Company contained in this Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4. Common Shares Outstanding: The number of Common Shares outstanding as of the date hereof is __________________.

5. Advance Amount: The number of Advance Shares the Company is requesting is _____________________.

6. Pricing Period: This is an Advance Notice for a(n) _________________1 Pricing Period.

7. Automatic Pricing Period Adjustment: If this Advance Notice is for an Accelerated Purchase Pricing Period, Extended Purchase Pricing Period or Overtime Purchase Pricing Period delivered in accordance with Section 2.01(b)(v) of the Agreement and the Investor has not sent an Advance Notice Confirmation prior to the Confirmation Deadline, the Company hereby elects to____________2 rescind this Advance Notice after the expiration of the Confirmation Deadline in accordance with Section 2.01(b)(v) of the Agreement.

8. Minimum Acceptable Price: For an Advance Notice where a Regular Purchase Pricing Period applies, the Minimum Acceptable Price shall be $__________ per share3

9. No MNPI: Neither the Company nor any person acting on its behalf has provided the Investor or its agents or counsel with any material non-public information regarding the Company or its Subsidiaries.

10. Remaining Capacity: The number of Common Shares remaining available for issuance under the Exchange Cap is _______ and under the Registration Limitation is ________.

1 Select either a Regular, Accelerated, Extended or Overtime Purchase Pricing Period.

2 Enter “not” to elect no rescission; otherwise, if left blank, the Company is electing to rescind pursuant to the Automatic Pricing Period Adjustment.

3 Only applicable for an Advance Notice with a Regular Purchase Pricing Period. If left blank, no Minimum Acceptable Price applies. With regard to any other Pricing Period, the Investor shall disregard the Minimum Acceptable Price (irrespective of whether a price is stated).

B-1

The undersigned has executed this Advance Notice as of the date first set forth above.

[●]

By:

B-2

EXHIBIT C
SETTLEMENT DOCUMENT

VIA EMAIL

[●]

Attn:

Email:

Advance Notice Date: _______________, 202__

Below please find the settlement information with respect to the Advance Notice Number:		#

1.	Number of Common Shares requested in the Advance Notice:

2.	Excluded Volume (if any):

3.	Volume Adjusted Advance Amount:

4.	Halt Adjusted Advance Amount:

5.	Adjusted Advance Amount (the lesser of (i) row 1, (ii) row 3, and (iii) row 4):

6.	Minimum Acceptable Price	$

7.	Market Price:	$

8.	Purchase Price per share:	$

9.	Aggregate Purchase Price due to Company (row 5 multiplied by row 8):	$

Please issue the number of Advance Shares due to the Investor to the account of the Investor as follows:

Investor’s DTC participant #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

Contact person:

Number and/or email:

Sincerely,

[__]

Agreed and approved By:

GNQ INSILICO INC.:

________________________________

Name:

Title:

C-1

EXHIBIT D

FORM OF COMMITMENT NOTE

(See Attached)

D-1